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                                                                    Exhibit 5.14


                 [Morris, Nichols, Arsht & Tunnell Letterhead]


                               December 19, 2002


Herbalife International, Inc. and Each of the
    Guaranteeing Subsidiaries (as defined below)
1800 Century Park East
Los Angeles, CA  90067

                  Re:      Herbalife China, LLC,
                           Herbalife International do Brasil Ltda.

Ladies and Gentlemen:

            We have acted as special Delaware counsel to Herbalife China, LLC, a Delaware limited liability company ("Herbalife China"), and Herbalife International do Brasil Ltda., a Delaware corporation ("Herbalife Brasil" and collectively with Herbalife China, the "Companies" and each individually a "Company"), in connection with certain matters of Delaware law set forth below relating to the offer to exchange (the "Exchange Offer") the 11-3/4% Series B Senior Subordinated Notes due 2010 (the "Series B Notes") issued by Herbalife International, Inc. (the "Issuer"), for an equal principal amount of the Issuer's outstanding 11-3/4% Series A Senior Subordinated Notes due 2010 (the "Series A Notes") and in connection with the Registration Statement No. 333-101188 on Form S-4 filed with the Securities and Exchange Commission on November 13, 2002 (the "Registration Statement") by, among others, WH Intermediate Holdings Ltd. ("Parent") for the purpose of registering the Series B Notes and, among others, the guarantee by the Parent of the Issuer's obligations under the Series B Notes under the Securities Act of 1933, as amended. Capitalized terms used herein and not otherwise herein defined are used as defined in the Indenture (as defined below).

            In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: the Indenture dated as of June 27, 2002 (the "Indenture") among WH Acquisition Corp. ("WH Acquisition"), Herbalife International, Inc. ("Herbalife International"), the Guarantors (as defined therein) and The Bank of New York, as trustee (the "Trustee"); as supplemented by the Supplemental Indenture dated as of July 31, 2002 among the
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Herbalife International, Inc. and Each of the
    Guaranteeing Subsidiaries (as defined below)

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guaranteeing subsidiaries signatories thereto (the "Guaranteeing Subsidiaries"),
Herbalife International, as successor to WH Acquisition, and the Trustee (the "Supplemental Indenture"); the Purchase Agreement dated as of June 21, 2002 among the WH Acquisition, Herbalife International, the entities listed as guarantors on the signature pages thereto and UBS Warburg LLC ("UBS Warburg") (the "Purchase Agreement"); the Joinder to the Purchase Agreement dated as of July 31, 2002 among Herbalife International and each of the guarantors signatories thereto (the "Joinder to the Purchase Agreement"); the Registration Rights Agreement dated as of June 27, 2002 among WH Acquisition, Parent, WH Luxembourg Holdings S.a.R.L. ("Luxembourg Holdings"), WH Luxembourg CM S.a.R.L. ("Luxembourg CM") and UBS Warburg (the "Registration Rights Agreement"); the Joinder to the Registration Rights Agreement dated as of July 31, 2002 among WH Acquisition and each of the guarantors signatory thereto (the "Joinder to the Registration Rights Agreement"); the Guarantee dated as of July 31, 2002 among each of the guarantors signatories thereto (the "Guarantee" and together with the Supplemental Indenture, the Joinder to the Purchase Agreement and the
Joinder to the Registration Rights Agreement, the "Transaction Documents"); the Certificate of Formation of Herbalife China (then named Herbalife Leiner, LLC)
as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on February 16, 1999 (the "LLC Certificate"); the Certificate of Amendment to the LLC Certificate as filed in the State Office on January 22, 2002; the Limited Liability Company Agreement of Herbalife China dated as of February 16, 1999 (the "Original LLC Agreement"); the Limited Liability Company Agreement of Herbalife China between Borrower and Leiner Health Products, Inc., as amended by the amendment thereto dated as of July 31, 2002 (as so amended, the "LLC Agreement" and together with the LLC Certificate, the "LLC Constituent Documents"); the Certificate of Incorporation of Herbalife Brasil as filed in the State Office on August 25, 1995 (the "Brasil Certificate"); the Certificate of Domestication of Herbalife Brasil as filed in the State Office on August 25, 1995 (the "Brasil Domestication Certificate"); the Certificate of Amendment to the Brasil Certificate as filed in the State Office on April 30, 1996 (the "Brasil Amendment"); the By-Laws of Herbalife Brasil (the "Brasil By-Laws" and together with the Brasil Certificate, the Brasil Domestication Certificate and the Brasil Amendment, the "Brasil Constituent Documents" and together with the LLC Constituent Documents, the "Constituent Documents"); certain resolutions of the Board of Directors of Herbalife Brasil dated as of July 31, 2002 authorizing the execution, delivery and performance of the Transaction Documents to which it is a party by Herbalife Brasil (the "Brasil Resolutions"); and certifications of good standing for each of the Companies obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed in opinion 1 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, approval, certification, acknowledgement, authentication, execution, filing, indexing and delivery of each of the above-referenced documents by each of the parties thereto (other than the
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    Guaranteeing Subsidiaries (as defined below)

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Companies); (iii) that each of the above-referenced agreements constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms; (iv) that each member of Herbalife China has paid the full consideration due from it for its interest in Herbalife China and satisfied and complied with all other terms and conditions set forth in the Original LLC Agreement and the LLC Agreement, as applicable, in connection with its admission as a member to Herbalife China; (v) that since the filing of the LLC Certificate there has been no event or circumstances giving rise to the dissolution of Herbalife China under the Original LLC Agreement or the LLC Agreement, as applicable, or the Delaware Limited Liability Act, 6 Del.
C. Sections 18-101 et seq. (the "Delaware Act"); (vi) that none of the
Companies owns any property in, or conducts any business or other activities in or regulated by, the State of Delaware other than activities incident to its formation and continued existence as a Delaware limited liability company or Delaware corporation, as applicable; (vii) that Herbalife China is not organized and existing under the laws of any jurisdiction other than the State of Delaware; (viii) that the amendment to the LLC Agreement dated July 31, 2002 was signed by all of the members owning membership interests and approved by at least two-thirds of the managers then in office, (ix) that a manager or officer duly authorized by the LLC Agreement has caused Herbalife China to voluntarily and unconditionally transfer possession of executed counterparts of the Transaction Documents to each of the parties thereto with the intent of bringing the Transaction Documents into effect; (x) that the Transaction Documents executed by Herbalife China are necessary or incidental to the Credit Agreement and the U.S. Security Agreement (as defined in the Credit Agreement); (xi) that an officer duly authorized by the Brasil Resolutions has caused Herbalife Brasil to voluntarily and unconditionally transfer possession of executed counterparts of the Transaction Documents to each of the parties thereto with the intent of bringing the Transaction Documents into effect; (xii) that Herbalife Brasil is a direct or indirect wholly-owned subsidiary of the Borrower; (xiii) that the bylaws of Herbalife Brasil have been amended to provide for two members of the Board of Directors of such Company, (xiv) that the final form of each of the Transaction Documents is in substantially the form presented to the Board of Directors of Herbalife Brasil, and (xv) that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced or as provided in any document referenced herein. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents contrary to or inconsistent with the opinions expressed herein. Without limiting the generality of the foregoing, we understand that Herbalife Brasil is a dual domicile entity and we have reviewed no documents with respect to Herbalife Brasil other than as referenced above and we express no opinion as to the status of these entities in any jurisdiction other than the State of Delaware. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. In addition, we express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Series B Notes. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.
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Herbalife International, Inc. and Each of the
    Guaranteeing Subsidiaries (as defined below)

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            Based upon and subject to the foregoing and to the further assumptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

            1. Herbalife China is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware. Herbalife Brasil is a validly existing corporation in good standing under the laws of the State of Delaware.

            2. Herbalife China has requisite limited liability company power and authority under the LLC Agreement and the Delaware Act to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder. Herbalife Brasil has requisite corporate power and authority under the Brasil Constituent Documents and the General Corporation Law of the State of Delaware, 8 Del. C. Sections 101 et seq. (the "DGCL"), to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by Herbalife China of the Transaction Documents to which it is a party have been duly authorized by all requisite limited liability company action. The execution, delivery and performance by Herbalife Brasil of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate action.

            3. The execution and delivery by Herbalife China and Herbalife Brasil of the Transaction Documents to which each is a party and the performance by Herbalife China and Herbalife Brasil of their respective obligations thereunder will not violate any provision of applicable statutes, regulations or rules of the State of Delaware or violate their respective constituent documents.

            We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to an amendment to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We understand that Chadbourne & Parke LLP wishes to rely as to certain matters of Delaware law on the opinion expressed herein in connection with the rendering of its opinion dated on or about the date hereof and we hereby consent to such reliance. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and certificates and the application of Delaware law as the same exists on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.
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Herbalife International, Inc. and Each of the
    Guaranteeing Subsidiaries (as defined below)

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                                     Very truly yours,

                                     MORRIS, NICHOLS, ARSHT & TUNNELL


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